UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue NW, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
         CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
          CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers
Form of Change in Control Severance Agreement for Executive Officer of Security Federal Corporation and Security Federal Bank.
On January 28, 2021 (the “Commencement Date”), Security Federal Corporation (the “Company") and its financial institution subsidiary, Security Federal Bank (the "Bank"), entered into a change of control severance agreement with the Company’s and the Bank’s Chief Financial Officer Darrell Rains.
The agreement has an initial term from the Commencement Date until December 31, 2021, and will be extended for one year on each January 1 provided that the Board of Directors of has not given Mr. Rains notice of non-renewal.  If, within six months before or 24 months following a change in control, Mr. Rains experiences an involuntary termination, the Bank will pay Mr. Rains (1) his salary through the date of termination, including the pro rata portion of any incentive, and (2) a lump sum cash payment equal to 1.2 times his annual base salary.
Any payments made under the agreements are subject to and conditioned upon (1) compliance with 12 U.S.C. §1828(k) and Federal Deposit Insurance Corporation regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments, and (2) other statutory and regulatory requirements.
The foregoing description of the change in control severance agreements does not purport to be complete and is qualified in its entirety by reference to the change in control severance agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.
ITEM 9.01 – Financial Statements and Exhibits

(d)            Exhibits

10.1	Change in Control Severance Agreement for Darrell Rains.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: January 29, 2021	By:	/s/ J. Chris Verenes
J. Chris Verenes Chief Executive Officer